Exhibit 10.46
FGL HOLDINGS
4th Floor
Boundary Hall, Cricket Square
P.O. Box 1093, Grand Cayman, KY1-1102 Cayman Islands

LETTER AMENDMENT NO. 1

Dated as of November 2, 2018

Blackstone Tactical Opportunities Advisors LLC 345 Park Avenue
New York, NY 10154

Fidelity National Financial, Inc. 601 Riverside Avenue
Jacksonville, Florida 32204 Ladies and Gentlemen:
We refer to the Letter Agreement dated as of November 30, 2017 (the “Letter Agreement”) among the undersigned and you, attached hereto as Exhibit A. Capitalized terms not otherwise defined in this Letter Amendment No. 1 (this “Amendment”) have the same meanings as specified in the Letter Agreement.

It is hereby agreed by you and us that the Letter Agreement is, effective as of the date of this Amendment, amended as follows:

a)	All references to “FGL Holdings” or “CF Corp” shall be deleted and replaced by references to “FGL Holdings”.

b)	Section 1. Services is amended to read as follows:

For the period after the Closing through June 30, 2019, or longer as agreed by the parties hereto, BTO Advisors and FNF agree to provide to FGL Holdings and its subsidiaries, at FGL Holdings’ request, transactional and operational services and advice, including the services set forth on Exhibit A. In consideration for such services, FGL Holdings shall pay the following fees: (i) to BTO Advisors (or its designee(s)), up to $10.0 million on a date agreed by the parties but in no event later than June 30, 2019, payable in cash, ordinary shares of FGL Holdings or warrants exercisable for ordinary shares of FGL Holdings, at the option of FGL Holdings; and (ii) to FNF, up to $6 million on a date agreed by the parties but in no event later than June 30, 2019, payable in cash, ordinary shares of FGL Holdings or warrants exercisable for ordinary shares of FGL Holdings, at the option of FGL Holdings. The actual amount payable pursuant to clauses (i) and (ii) in the preceding sentence shall be negotiated in good faith by FGL Holdings and the applicable party to receive such fees based on the quality and/or quantity of services provided by such parties hereunder. FGL Holdings will not be obligated to issue ordinary shares or warrants hereunder to the extent that such issuance would require shareholder approval pursuant to the rules of any national securities exchange on which the ordinary shares are listed.

This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement. Except as expressly amended hereby, the Letter Agreement is hereby ratified and confirmed and shall continue in full force and effect.
Sincerely,

FGL HOLDINGS

By:/s/ DENNIS R. VIGNEAU
Name: Dennis R. Vigneau
Title: Chief Financial Officer

Agreed to and accepted:

BLACKSTONE TACTICAL OPPORTUNITIES ADVISORS LLC

By: _____________________________
Name:___________________________
Title:____________________________

FIDELITY NATIONAL FINANCIAL, INC.

By: _____________________________
Name:___________________________
Title:____________________________

Exhibit A
Letter Agreement